TRITON INTERNATIONAL REPORTS SECOND QUARTER 2019 RESULTS:
ADJUSTED EPS OF $1.15 AND QUARTERLY DIVIDEND OF $0.52

Hamilton, Bermuda – July 25, 2019 – Triton International Limited (NYSE: TRTN) ("Triton")

Second Quarter Highlights:

•	Adjusted net income was $86.4 million or $1.15 per diluted share, an increase of 4.5% per diluted share from the second quarter of 2018.

•	Net income attributable to common shareholders was $84.1 million or $1.12 per diluted share.

•	Utilization averaged 97.2% in the second quarter of 2019.

•	Triton raised gross proceeds of $143.8 million through a perpetual preferred equity offering in June 2019.

•	Triton repurchased 2.3 million common shares during the second quarter. As of July 19, 2019, over 7.1 million shares have been repurchased since the inception of the program.

•	Triton announced a quarterly dividend of $0.52 per common share payable on September 26, 2019 to shareholders of record as of September 5, 2019.

Financial Results
The following table summarizes Triton’s selected key financial information for the three and six months ended June 30, 2019 and 2018.

	(in millions, except per share data)
	Three Months Ended,				Six Months Ended,
	June 30, 2019		June 30, 2018		June 30, 2019		June 30, 2018
Total leasing revenues	$338.6		$329.8		$679.4		$644.9

GAAP
Net income attributable to common shareholders	$84.1	(3)	$104.9	(4)	$176.0	(3)	$185.8	(4)
Net income per share - Diluted	$1.12		$1.30		$2.29		$2.30

Non-GAAP (1)
Adjusted net income	$86.4		$88.9		$179.2		$168.7
Adjusted net income per share - Diluted	$1.15		$1.10		$2.34		$2.09

Return on equity (2)	16.2%		16.4%		16.7%		15.9%

(1)	Refer to the "Use of Non-GAAP Financial Measures" and "Non-GAAP Reconciliations of Adjusted Net Income" set forth below.

(2)	Refer to the “Calculation of Return on Equity” set forth below.

(3)	Net of dividends on preferred shares of $2.0 million and $2.3 million for the three and six months ended June 30, 2019.

(4)	Net income attributable to common shareholders included a one-time gain of $21.0 million on the sale of a building.

Operating Performance
“Triton achieved solid results in the second quarter of 2019," commented Brian M. Sondey, Chief Executive Officer of Triton. “We generated $86.4 million of Adjusted net income in the second quarter, or $1.15 of Adjusted net income per share, and we realized an annualized Return on equity of 16.2%.”

“Triton faced mixed market conditions in the second quarter. While container supply and demand were generally well balanced, lease transaction and container pick-up activity remained slow despite the start of the traditional summer peak season. Global economic conditions have softened this year, and the ongoing trade dispute between the United States and China continues to create uncertainty and impact shipping activity. Our utilization continued to gradually trend down during the second quarter, though it remains strong at 96.8% as of July 19, 2019.”

“Triton’s investment level has been limited so far this year. As of July 19, 2019, we have purchased $146.7 million of containers for delivery in 2019. We have also repurchased the third-party partnership interests in one of our container-owning subsidiaries for $103.0 million. New container purchase prices have been impacted by the slow start to the peak season, and new container prices are in the mid-$1,700 range for a 20’ dry container.”

“Triton continues to use its strong cash flow to drive shareholder value despite the current limited availability of new container investment opportunities. Our regular dividend currently provides over a six percent annual yield, and we also continue to actively repurchase shares of our common stock. We repurchased 2.3 million common shares during the second quarter, and have purchased over 7.1 million shares since last August, leading to an 8.8% reduction in our diluted share count. In addition, we believe the repurchase of the third-party investor interests was an attractive investment in our existing container fleet. Overall, our strong cash flow, unrivaled operating capabilities and range of financing options continue to give us many levers to drive shareholder value.”

Outlook
“Our customers expect trade growth will be modestly positive this year, and we expect container demand will improve somewhat as we move deeper into the summer. However, we expect third quarter leasing activity will be less than usual due to the slow start for the peak season and the lack of resolution for the trade dispute between the United States and China. As a result, we expect our Adjusted net income per share will hold relatively steady from the second to the third quarter of 2019.”

Dividends
Triton’s Board of Directors has approved and declared a $0.52 per share quarterly cash dividend on its issued and outstanding common shares, payable on September 26, 2019 to shareholders of record at the close of business on September 5, 2019.

Triton’s Board of Directors has approved a cash dividend of $0.53125 per share on its 8.50% Series A Preferred Shares (NYSE:TRTNpA) and an initial cash dividend of $0.45 per share on its 8.00% Series B Preferred Shares (NYSE:TRTNpB), each payable on September 16, 2019 to holders of record at the close of business on September 9, 2019.

Share Repurchase Update
As of July 19, 2019, we have repurchased approximately 7.1 million common shares since the initial Board of Director authorization of share repurchases in August 2018 for a total of $225.3 million at an average price per-share of $31.51.

Investors’ Webcast
Triton will hold a Webcast at 8:30 a.m. (New York time) on Thursday, July 25, 2019 to discuss its second quarter results. To listen by phone, please dial 1-877-418-5277 (domestic) or 1-412-717-9592 (international) approximately 15 minutes prior to the start time and reference the Triton International Limited conference call. To access the live Webcast please visit Triton's website at http://www.trtn.com. An archive of the Webcast will be available one hour after the live call.

About Triton International Limited
Triton International Limited is the world’s largest lessor of intermodal freight containers. With a container fleet of 6.1 million twenty-foot equivalent units ("TEU"), Triton’s global operations include acquisition, leasing, re-leasing and subsequent sale of multiple types of intermodal containers and chassis.

Contact
Andrew Greenberg
Senior Vice President
Finance & Investor Relations
(914) 697-2900

The following table sets forth the equipment fleet utilization for the periods indicated:

	Quarter Ended
	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Average Utilization (1)	97.2%	97.6%	98.2%	98.7%	98.8%
Ending Utilization (1)	97.0%	97.4%	97.8%	98.6%	98.7%

(1)
Utilization is computed by dividing total units on lease (in cost equivalent units, or "CEUs") by the total units in fleet (in CEUs), excluding new units not yet leased and off-hire units designated for sale.

The following table summarizes the equipment fleet as of June 30, 2019, December 31, 2018 and June 30, 2018:

	Equipment Fleet in Units			Equipment Fleet in TEU
	June 30, 2019	December 31, 2018	June 30, 2018	June 30, 2019	December 31, 2018	June 30, 2018
Dry	3,312,750	3,340,946	3,243,032	5,433,686	5,476,406	5,307,306
Refrigerated	228,353	228,778	227,040	440,340	440,781	437,038
Special	94,695	93,900	91,688	171,294	169,614	165,002
Tank	12,572	12,509	12,201	12,572	12,509	12,201
Chassis	24,856	24,832	23,405	45,765	45,787	42,884
Equipment leasing fleet	3,673,226	3,700,965	3,597,366	6,103,657	6,145,097	5,964,431
Equipment trading fleet	18,205	13,138	15,406	27,483	21,361	23,622
Total	3,691,431	3,714,103	3,612,772	6,131,140	6,166,458	5,988,053

	Equipment in CEU
	June 30, 2019	December 31, 2018	June 30, 2018
Operating leases	6,977,613	7,009,605	7,047,168
Finance leases	536,011	538,867	320,763
Equipment trading fleet	48,979	47,476	56,048
Total	7,562,603	7,595,948	7,423,979

Important Cautionary Information Regarding Forward-Looking Statements

Certain statements in this release, other than statements of historical information, are "forward-looking statements", including statements regarding our strategy, future operations, and future financial positions, within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that include the words "expect," “estimate”, "anticipate," “predict”, "believe," “plan”, "will," "should", “intend”, “seek”, “potential” and similar expressions and variations are intended to identify forward-looking statements, although not all forward looking statements contain these identifying words. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond Triton's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements.

These factors include, without limitation, economic, business, competitive, market and regulatory conditions and the following: uncertainty as to the long-term value of Triton's common shares; decreases in the demand for leased containers; decreases in market leasing rates for containers; difficulties in re-leasing containers after their initial fixed-term leases; our customers' decisions to buy rather than lease containers; our dependence on a limited number of customers for a substantial portion of our revenues; customer defaults; decreases in the selling prices of used containers; extensive competition in the container leasing industry; difficulties stemming from the international nature of our business; decreases in the demand for international trade; disruption to our operations resulting from the political and economic policies of the United States and other countries, particularly China, including but not limited to the impact of trade wars, tariffs and other trade actions; disruption to our operations from failures of, or attacks on, our information technology systems; our compliance or failure to comply with laws and regulations related to economic and trade sanctions, security, anti-terrorism, environmental protection and corruption; our ability to obtain sufficient capital to support our growth; restrictions imposed by the terms of our debt agreements; changes in tax laws in Bermuda, the United States and other countries and other risks and uncertainties, including those risk factors set forth in the section entitled "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2018 (the “Form 10-K”) filed with the Securities and Exchange Commission ("SEC"), on February 19, 2019, in any Form 10-Q filed or to be filed by Triton, and in other documents we file with the SEC from time to time.

The foregoing list of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors set forth in our Form 10-K.. Any forward-looking statements made herein are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on Triton or its business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise. Certain financial measures are identified as not being prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Please refer to the “Use of Non-GAAP Financial Measures” and “Non-GAAP Reconciliations of Adjusted Net Income” set forth below for a reconciliation of such non-GAAP measures to their most comparable GAAP measures.

-Financial Tables Follow-

TRITON INTERNATIONAL LIMITED
Consolidated Balance Sheets
(In thousands, except share data)
(Unaudited)

	June 30, 2019	December 31, 2018
ASSETS:
Leasing equipment, net of accumulated depreciation of $2,737,072 and $2,533,446	$8,684,103	$8,923,451
Net investment in finance leases	449,385	478,065
Equipment held for sale	91,768	66,453
Revenue earning assets	9,225,256	9,467,969
Cash and cash equivalents	45,622	48,950
Restricted cash	114,763	110,589
Accounts receivable, net of allowances of $1,279 and $1,240	250,673	264,382
Goodwill	236,665	236,665
Lease intangibles, net of accumulated amortization of $226,243 and $205,532	72,214	92,925
Other assets	48,958	34,610
Fair value of derivative instruments	1,682	13,923
Total assets	$9,995,833	$10,270,013
LIABILITIES AND SHAREHOLDERS' EQUITY:
Equipment purchases payable	$11,015	$22,392
Fair value of derivative instruments	53,550	10,966
Accounts payable and other accrued expenses	100,221	99,885
Net deferred income tax liability	289,023	282,129
Debt, net of unamortized debt costs of $43,465 and $44,889	7,205,416	7,529,432
Total liabilities	7,659,225	7,944,804

Shareholders' equity:
Series A Preferred shares, $0.01 par value, 3,450,000 authorized, 3,450,000 and 0 shares issued and outstanding, respectively; at liquidation preference	86,250	—
Series B Preferred shares, $0.01 par value, 5,750,000 authorized, 5,750,000 and 0 shares issued and outstanding, respectively; at liquidation preference	143,750	—
Common shares, $0.01 par value, 270,000,000 shares authorized, 81,023,732 and 80,843,472 shares issued, respectively	811	809
Undesignated shares, $0.01 par value, 20,800,000 and 30,000,000 shares authorized, respectively, no shares issued and outstanding	—	—
Treasury shares, at cost, 6,837,508 and 1,853,148 shares, respectively	(215,349)	(58,114)
Additional paid-in capital	909,942	896,811
Accumulated earnings	1,445,646	1,349,627
Accumulated other comprehensive income (loss)	(34,442)	14,563
Total shareholders' equity	2,336,608	2,203,696
Noncontrolling interests	—	121,513
Total equity	2,336,608	2,325,209
Total liabilities and equity	$9,995,833	$10,270,013

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Leasing revenues:
Operating leases	$328,370	$324,954	$658,792	$635,185
Finance leases	10,196	4,817	20,633	9,683
Total leasing revenues	338,566	329,771	679,425	644,868

Equipment trading revenues	23,209	18,099	41,037	31,474
Equipment trading expenses	(18,713)	(14,105)	(32,954)	(24,489)
Trading margin	4,496	3,994	8,083	6,985

Net gain on sale of leasing equipment	7,519	11,105	15,988	20,323
Net gain on sale of building	—	20,953	—	20,953

Operating expenses:
Depreciation and amortization	135,348	133,894	269,957	264,327
Direct operating expenses	18,097	10,195	34,899	21,243
Administrative expenses	19,988	20,774	38,175	40,327
Provision (reversal) for doubtful accounts	521	(25)	379	(126)
Total operating expenses	173,954	164,838	343,410	325,771
Operating income (loss)	176,627	200,985	360,086	367,358
Other expenses:
Interest and debt expense	82,260	79,027	165,780	154,125
Realized (gain) loss on derivative instruments, net	(669)	(492)	(1,373)	(740)
Unrealized (gain) loss on derivative instruments, net	1,267	(111)	2,253	(1,297)
Debt termination expense	558	503	558	503
Other (income) expense, net	(927)	(585)	(1,931)	(1,244)
Total other expenses	82,489	78,342	165,287	151,347
Income (loss) before income taxes	94,138	122,643	194,799	216,011
Income tax expense (benefit)	8,042	15,890	15,892	26,393
Net income	$86,096	$106,753	$178,907	$189,618
Less: income (loss) attributable to noncontrolling interest	—	1,883	592	3,856
Less: dividend on preferred shares	2,025	—	2,330	—
Net income (loss) attributable to common shareholders	$84,071	$104,870	$175,985	$185,762
Net income per common share—Basic	$1.13	$1.31	$2.31	$2.32
Net income per common share—Diluted	$1.12	$1.30	$2.29	$2.30
Cash dividends paid per common share	$0.52	$0.52	$1.04	$0.97
Weighted average number of common shares outstanding—Basic	74,598	80,044	76,151	80,007
Dilutive restricted shares	617	611	583	589
Weighted average number of common shares outstanding—Diluted	75,215	80,655	76,734	80,596

TRITON INTERNATIONAL LIMITED
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net income (loss)	$178,907	$189,618
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	269,957	264,327
Amortization of deferred debt cost and other debt related amortization	6,849	6,627
Lease related amortization	23,835	37,722
Share-based compensation expense	5,471	5,661
Net (gain) loss on sale of leasing equipment	(15,988)	(20,323)
Net (gain) loss on sale of building	—	(20,953)
Unrealized (gain) loss on derivative instruments	2,253	(1,297)
Debt termination expense	558	503
Deferred income taxes	13,910	23,946
Changes in operating assets and liabilities:
Accounts receivable	12,545	(30,551)
Accounts payable and other accrued expenses	(8,860)	(16,788)
Net equipment sold for resale activity	(8,517)	(11,686)
Cash collections on finance lease receivables, net of income earned	33,680	29,598
Other assets	(12,786)	(1,218)
Net cash provided by (used in) operating activities	501,814	455,186
Cash flows from investing activities:
Purchases of leasing equipment and investments in finance leases	(149,986)	(884,007)
Proceeds from sale of equipment, net of selling costs	106,603	83,443
Proceeds from the sale of building	—	27,630
Other	(130)	(64)
Net cash provided by (used in) investing activities	(43,513)	(772,998)
Cash flows from financing activities:
Issuance of preferred shares, net of underwriting discount and expenses	221,790	—
Purchases of treasury shares	(157,075)	—
Redemption of common shares for withholding taxes	(978)	(822)
Debt issuance costs	(5,455)	(9,567)
Borrowings under debt facilities	1,143,000	1,417,985
Payments under debt facilities and capital lease obligations	(1,472,827)	(1,049,996)
Dividends paid on preferred and common shares	(80,793)	(77,638)
Distributions to noncontrolling interests	(2,078)	(7,743)
Purchase of noncontrolling interests	(103,039)	—
Net cash provided by (used in) financing activities	(457,455)	272,219
Net increase (decrease) in cash, cash equivalents and restricted cash	$846	$(45,593)
Cash, cash equivalents and restricted cash, beginning of period	159,539	226,171
Cash, cash equivalents and restricted cash, end of period	$160,385	$180,578
Supplemental disclosures:
Interest paid	$160,211	$148,007
Income taxes paid (refunded)	$2,216	$541
Right-of-use asset for leased property	$7,862	$—
Supplemental non-cash investing activities:
Equipment purchases payable	$11,015	$159,454

Use of Non-GAAP Financial Measures

We use the term "Adjusted net income" throughout this press release.

Adjusted net income is adjusted for certain items management believes are not representative of our operating performance. Adjusted net income is defined as net income attributable to shareholders excluding debt termination expenses net of tax, gains and losses on derivative instruments net of tax, transaction and other costs net of tax, and foreign income tax adjustments.

Adjusted net income is not a presentation made in accordance with U.S. GAAP. Adjusted net income should not be considered as an alternative to, or more meaningful than, amounts determined in accordance with U.S. GAAP, including net income.

We believe that Adjusted net income is useful to an investor in evaluating our operating performance because this measure:

•	is widely used by securities analysts and investors to measure a company’s operating performance;

•
helps investors to more meaningfully evaluate and compare the results of our operations from period to period by removing the impact of our capital structure, our asset base and certain non-routine events which we do not expect to occur in the future; and

•
is used by our management for various purposes, including as measures of operating performance and liquidity, to assist in comparing performance from period to period on a consistent basis, in presentations to our board of directors concerning our financial performance and as a basis for strategic planning and forecasting.

We have provided a reconciliation of net income attributable to common shareholders, the most directly comparable U.S. GAAP measure, to Adjusted net income in the table below for the three and six months ended June 30, 2019 and June 30, 2018.

TRITON INTERNATIONAL LIMITED Non-GAAP Reconciliations of Adjusted Net Income (In thousands, except per share amounts)

	Three Months Ended,		Six Months Ended,
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income attributable to common shareholders	$84,071	$104,870	$175,985	$185,762
Adjustments:
Unrealized loss (gain) on derivative instruments, net	1,321	(100)	2,224	(1,152)
Transaction and other (income) costs	—	(1)	—	(27)
Debt termination expense	551	447	551	447
Foreign income tax adjustment	414	—	414	—
Gain on sale of building	—	(16,316)	—	(16,316)
Adjusted net income	$86,357	$88,900	$179,174	$168,714
Adjusted net income per common share—Diluted	$1.15	$1.10	$2.34	$2.09
Weighted average number of common shares outstanding—Diluted	75,215	80,655	76,734	80,596

TRITON INTERNATIONAL LIMITED Calculation of Return on Equity (In thousands)

	Three Months Ended,		Six Months Ended,
	June 30, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Adjusted net income	$86,357	$88,900	$179,174	$168,714
Annualized Adjusted net income (1)	346,377	356,577	361,318	340,224

Average Shareholders' equity (2)(3)	$2,135,817	$2,168,053	$2,158,443	$2,137,463

Return on equity	16.2%	16.4%	16.7%	15.9%

(1)	Annualized Adjusted net income was calculated based on calendar days per quarter.

(2)
Average Shareholders' equity was calculated using the quarter’s beginning and ending Shareholder’s equity for the three-month ended periods, and the ending Shareholder’s equity from each quarter in the current year and December 31 of the previous year for the six month ended periods.

(3)	Shareholders' equity was adjusted to exclude preferred shares.